COMPANY CONTACT

Sean Mahoney
(240) 744-1150

FOR IMMEDIATE RELEASE

Tuesday, February 25, 2014

DIAMONDROCK HOSPITALITY COMPANY REPORTS FOURTH QUARTER AND FULL YEAR 2013 RESULTS
Introduces 2014 Outlook with RevPAR Growth of 9% to 11%
Announces 21% Dividend Increase
Capital Improvement Plan Substantially Complete
BETHESDA, Maryland, Tuesday, February 25, 2014 – DiamondRock Hospitality Company (the “Company”) (NYSE: DRH), a lodging-focused real estate investment trust that owns a portfolio of 26 premium hotels in the United States, today announced results of operations for the fourth quarter and full year ended December 31, 2013. The Company also announced a 21% increase to its quarterly dividend commencing with the first quarter 2014.

2013 Operating Results

•	RevPAR: RevPAR was $138.11, an increase of 1.4% from 2012. Excluding the New York City hotels under renovation during 2013, the Company's RevPAR increased 5.3% from 2012.

•
Hotel Adjusted EBITDA Margin: Hotel Adjusted EBITDA margin was 25.80%, a decrease of 143 basis points from 2012. Excluding the New York City hotels under renovation during 2013, the Company's Hotel Adjusted EBITDA margin increased 45 basis points from 2012.

•	Adjusted EBITDA: Adjusted EBITDA was $196.9 million.

•	Adjusted FFO: Adjusted FFO was $139.3 million and Adjusted FFO per diluted share was $0.71.

•	Dividends: The Company declared four quarterly dividends totaling $0.34 per share during 2013 and returned approximately $65 million to shareholders.
Fourth Quarter 2013 Highlights

•	RevPAR: RevPAR was $139.98, an increase of 3.3% from 2012.

•	Hotel Adjusted EBITDA Margin: Hotel Adjusted EBITDA margin was 25.81%, a decrease of 188 basis points from 2012.

•	Adjusted EBITDA: Adjusted EBITDA was $49.3 million.

•	Adjusted FFO: Adjusted FFO was $33.5 million and Adjusted FFO per diluted share was $0.17.

•
Lexington Hotel Renovation: The Company completed its comprehensive renovation of the Lexington Hotel New York City during the fourth quarter. The feedback from guests and meeting planners post-renovation has been very favorable.

•	Non-Core Hotel Disposition: The Company sold the 487-room Torrance Marriott South Bay for proceeds of approximately $76 million, which represented a 5.8% cap rate on the hotel's net operating income.

•
Salt Lake City Refinancing: The Company entered into a new $63 million mortgage loan secured by the Salt Lake City Marriott. The loan has a term of seven years and bears interest at a fixed rate of 4.25%.

•	Dividends: The Company declared a quarterly dividend of $0.085 per share during the fourth quarter.
Mark W. Brugger, President and Chief Executive Officer of DiamondRock Hospitality Company, stated, “In 2013 we focused on repositioning DiamondRock for meaningful growth in 2014 and beyond. We are pleased to announce that we have substantially completed our $140 million capital program, which included a number of transformational projects such as the comprehensive renovation and rebranding of the Lexington Hotel. Importantly, we don't expect any meaningful renovation disruption in 2014. Our successful strategic initiatives in 2013 have positioned the Company for a strong 2014, as we look for performance to be bolstered by accelerated RevPAR growth, strong group pace, renovation tailwinds and our intensified asset management efforts.”
Operating Results
Please see “Certain Definitions” and “Non-GAAP Financial Measures” attached to this press release for an explanation of the terms “EBITDA,” “Adjusted EBITDA,” “Hotel Adjusted EBITDA Margin,” “FFO” and “Adjusted FFO.”

For the quarter ended December 31, 2013 (92 days), the Company reported the following:

	Fourth Quarter
	2013	2012 Pro Forma[2]	Change
ADR [1]	$194.12	$187.04	3.8%
Occupancy [1]	72.1%	72.4%	(0.3) percentage points
RevPAR [1]	$139.98	$135.50	3.3%
Total Revenue [1]	$201.5 million	$190.8 million	5.6%
Hotel Adjusted EBITDA Margin [1]	25.81%	27.69%	(188) basis points
Adjusted EBITDA	$49.3 million
Adjusted FFO	$33.5 million
Adjusted FFO per diluted share	$0.17

1Excludes the Torrance Marriott South Bay, which was sold in November 2013 and reported in discontinued operations.
2 Pro forma to (a) include the operating results of the Company’s Marriott-managed hotels from October 6, 2012 to December 31, 2012 (87 days) and all other hotels from October 1, 2012 to December 31, 2012, (b) assume the hotels acquired in 2012 were owned as of January 1, 2012 and (c) exclude the results of hotels sold.

The year-over-year comparability of the Company's fourth quarter results is impacted by the change in its reporting calendar. For the Company's Marriott-managed hotels, the 2013 fourth quarter includes 5 more days than the pro forma 2012 fourth quarter, which results in the 2013 fourth quarter including approximately 3% additional available room nights as compared to the pro forma 2012 fourth quarter.

For the year ended December 31, 2013, the Company reported the following:

	Year Ended December 31,
	2013	2012 Pro Forma[2]	Change
ADR [1]	$183.85	$178.50	3.0%
Occupancy [1]	75.1%	76.3%	(1.2) percentage points
RevPAR [1]	$138.11	$136.27	1.4%
Total Revenue [1]	$799.7 million	$779.5 million	2.6%
Hotel Adjusted EBITDA Margin [1]	25.80%	27.23%	(143) basis points
Adjusted EBITDA	$196.9 million
Adjusted FFO	$139.3 million
Adjusted FFO per diluted share	$0.71

1Excludes the Torrance Marriott South Bay, which was sold in November 2013 and reported in discontinued operations.
2 Pro forma to assume the hotels acquired in 2012 were owned as of January 1, 2012 and exclude the results of hotels sold.

The Company’s operating results for the year ended December 31, 2013 were significantly impacted by the displacement of over 86,000 room nights at its three New York City hotels under renovation, the Lexington Hotel, Courtyard Manhattan Midtown East and Courtyard Fifth Avenue. The renovations of the two Courtyards were completed during the second quarter of 2013 and the renovation of the Lexington Hotel was completed in October 2013. The following are selected operating results for the Company excluding these three hotels:

	Year Ended December 31,
	2013	2012 Pro Forma[2]	Change
ADR [1]	$176.37	$170.43	3.5%
Occupancy [1]	75.7%	74.4%	1.3 percentage points
RevPAR [1]	$133.56	$126.79	5.3%
Total Revenue [1]	$718.0 million	$680.6 million	5.5%
Hotel Adjusted EBITDA [1]	$191.0 million	$177.9 million	7.3%
Hotel Adjusted EBITDA Margin [1]	26.60%	26.15%	45 basis points

1Excludes the Torrance Marriott South Bay, which was sold in November 2013 and reported in discontinued operations.
2 Pro forma to assume the hotels acquired in 2012 were owned as of January 1, 2012 and exclude the results of hotels sold.

Capital Expenditures

The Company has substantially completed its $140 million capital improvement program. During the year ended December 31, 2013, the Company spent approximately $107.3 million on these capital improvements. The following is an update on the most significant capital projects.

•
Lexington Hotel New York: The Company completed its comprehensive renovation of the Lexington Hotel in October 2013. The hotel joined Marriott's Autograph Collection during August 2013 and has increased average daily rates by approximately $40 from the comparable period in 2012.

•
Manhattan Courtyards: The Company completed the renovation of the guest rooms, corridors and guest bathrooms at the Courtyard Manhattan/Midtown East and Courtyard Manhattan/Fifth Avenue. The renovation at the Courtyard Midtown East included the addition of 5 new guest rooms.

•	Westin Washington D.C.: A comprehensive $17 million renovation commenced in October 2013 and was substantially completed in February 2014.

•	Westin San Diego: A comprehensive $14.5 million renovation commenced in October 2013 and was substantially completed in January 2014.

•	Hilton Minneapolis: A $13 million renovation of the guest rooms, guest bathrooms and corridors commenced in November 2013 and will be substantially complete during the first quarter of 2014.

•	Hilton Boston: A $7 million renovation of the guest rooms, corridors, public areas, and meeting space commenced in October 2013 and was substantially completed at the end of 2013.

•	Hilton Burlington: A $6 million renovation of the lobby, corridors, guest rooms and outdoor space commenced in November 2013 and was substantially completed in February 2014.

The Company expects to spend approximately $95 million on capital improvements at its hotels in 2014, of which approximately $45 million relates to the completion of 2013 capital projects in early 2014 and approximately $50 million relates to new 2014 capital projects.

Salt Lake City Marriott Refinancing

The Company entered into a new $63 million mortgage loan secured by the Salt Lake City Marriott in October
2013. The new loan has a term of seven years and bears interest at a fixed rate of 4.25%. As part of the refinancing, the Company prepaid the $27.3 million mortgage loan previously secured by the hotel, which had a fixed interest rate of 5.5 % and a maturity date of January 2015. The cost of prepaying the loan through defeasance was approximately $1.5 million, which is added back to Adjusted EBITDA and Adjusted FFO. The Company used the proceeds from the new loan to repay the prior loan and to create additional investment capacity for the acquisition of the Hilton Garden Inn Times Square Central.

Sale of Torrance Marriott South Bay

On November 21, 2013, the Company sold the 487-room Torrance Marriott South Bay for approximately $76 million, which included credit for the hotel's replacement reserve. The proceeds from the sale will be used to create investment capacity for the acquisition of the Hilton Garden Inn Times Square Central. The Torrance Marriott South Bay generated $5.4 million of Hotel Adjusted EBITDA during the year ended December 31, 2013.
Balance Sheet
As of December 31, 2013, the Company had $144.6 million of unrestricted cash on hand and approximately $1.1 billion of total debt, which consists solely of property-specific mortgage debt. The Company has no outstanding borrowings on its $200 million senior unsecured credit facility.

Dividends

The Company’s Board of Directors declared a quarterly dividend of $0.085 per share to stockholders of record as of December 31, 2013. The dividend was paid on January 10, 2014. The Company increased its quarterly dividend for 2014 by 21% and its Board of Directors declared a dividend of $0.1025 per share for stockholders of record as of March 31, 2014.

Outlook and Guidance
The Company is providing annual guidance for 2014, but does not undertake to update it for any developments in its business.  Achievement of the anticipated results is subject to the risks disclosed in the Company’s filings with the U.S. Securities and Exchange Commission.  The Company’s outlook assumes the Hilton Garden Inn Times Square Central opens in August 2014. The 2014 Pro Forma RevPAR growth excludes the Hilton Garden Inn Times Square Central, which is expected to positively impact the Company's RevPAR by approximately 75 basis points.

Based on the above assumptions, the Company expects its full year 2014 results to be as follows:

Metric	Low End	High End
Pro Forma RevPAR Growth	9 percent	11 percent
Adjusted EBITDA	$230 million	$240 million
Adjusted FFO	$169 million	$176 million
Adjusted FFO per share (based on 196.5 million shares)	$0.86 per share	$0.90 per share

The Company expects approximately16% of full year 2014 Adjusted EBITDA to be earned during the first quarter of 2014.

The midpoint of the guidance range above implies Hotel Adjusted EBIDTA margin growth of over 250 basis points. For comparison purposes, the Company's Pro Forma RevPAR growth outlook excluding the New York City hotels under renovation during 2013 is 5.5 percent to 7.5 percent.

Earnings Call
The Company will host a conference call to discuss its fourth quarter and full year results on Tuesday, February 25, 2014, at 9:00 a.m. Eastern Time (ET). To participate in the live call, investors are invited to dial 866-318-8618 (for domestic callers) or 617-399-5137 (for international callers). The participant passcode is 29044846. A live webcast of the call will be available via the investor relations section of DiamondRock Hospitality Company’s website at www.drhc.com or www.earnings.com. A replay of the webcast will also be archived on the website for thirty days.

About the Company
DiamondRock Hospitality Company is a self-advised real estate investment trust (REIT) that is an owner of a leading portfolio of geographically diversified hotels concentrated in top gateway markets and destination resort locations. The Company owns 26 premium quality hotels with over 11,100 rooms. The Company has strategically positioned its hotels to generally be operated under the leading global brands such as Hilton, Marriott, and Westin. For further information on the Company and its portfolio, please visit DiamondRock Hospitality Company’s website at www.drhc.com.

This press release contains forward-looking statements within the meaning of federal securities laws and regulations. These forward-looking statements are identified by their use of terms and phrases such as “believe,” “expect,” “intend,” “project,” “forecast,” “plan” and other similar terms and phrases, including references to assumptions and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. These risks include, but are not limited to: national and local economic and business conditions, including the potential for additional terrorist attacks, that will affect occupancy rates at the Company’s hotels and the demand for hotel products and services; operating risks associated with the hotel business; risks associated with the level of the Company’s indebtedness; relationships with property managers; the ability to compete effectively in areas such as access, location, quality of accommodations and room rate structures; changes in travel patterns, taxes and government regulations which influence or determine wages, prices, construction procedures and costs; risks associated with the development of a hotel by a third-party developer; and other risk factors contained in the Company’s filings with the Securities and Exchange Commission. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. All information in this release is as of the date of this release, and the Company undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

DIAMONDROCK HOSPITALITY COMPANY
CONSOLIDATED BALANCE SHEETS
As of December 31, 2013 and December 31, 2012
(in thousands, except share and per share amounts)

	2013	2012

ASSETS
Property and equipment, at cost	$3,168,088	$3,131,175
Less: accumulated depreciation	(600,555)	(519,721)
	2,567,533	2,611,454
Deferred financing costs, net	7,702	9,724
Restricted cash	89,106	76,131
Due from hotel managers	69,353	68,532
Note receivable	50,084	53,792
Favorable lease assets, net	39,936	40,972
Prepaid and other assets (1)	79,474	73,814
Cash and cash equivalents	144,584	9,623
Total assets	$3,047,772	$2,944,042
LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Mortgage debt	$1,091,861	$968,731
Senior unsecured credit facility	—	20,000
Total debt	1,091,861	988,731

Deferred income related to key money, net	23,707	24,362
Unfavorable contract liabilities, net	78,093	80,043
Due to hotel managers	54,225	51,003
Dividends declared and unpaid	16,981	15,911
Accounts payable and accrued expenses (2)	102,214	88,879
Total other liabilities	275,220	260,198
Stockholders’ Equity:
Preferred stock, $0.01 par value; 10,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $0.01 par value; 400,000,000 shares authorized; 195,470,791 and 195,145,707 shares issued and outstanding at December 31, 2013 and December 31, 2012, respectively	1,955	1,951
Additional paid-in capital	1,979,613	1,976,200
Accumulated deficit	(300,877)	(283,038)
Total stockholders’ equity	1,680,691	1,695,113
Total liabilities and stockholders’ equity	$3,047,772	$2,944,042

(1)
Includes $39.4 million of deferred tax assets, $26.9 million for the Hilton Garden Inn Times Square purchase deposit, $8.1 million of prepaid expenses and $5.1 million of other assets as of December 31, 2013.

(2)
Includes $59.0 million of deferred ground rent, $11.0 million of deferred tax liabilities, $11.7 million of accrued property taxes, $8.6 million of accrued capital expenditures and $11.9 million of other accrued liabilities as of December 31, 2013.

DIAMONDROCK HOSPITALITY COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
For the Fiscal Quarters Ended December 31, 2013 and December 31, 2012 and
the Years Ended December 31, 2013 and December 31, 2012
(in thousands, except per share amounts)

	Fiscal Quarter Ended December 31,		Year Ended December 31,
			2013	2012
	2013	2012
Revenues:	(Unaudited)	(Unaudited)
Rooms	$142,864	$183,215	$558,751	$509,902
Food and beverage	47,239	61,024	193,043	174,963
Other	11,364	14,993	47,894	42,022
Total revenues	201,467	259,232	799,688	726,887
Operating Expenses:
Rooms	38,573	46,248	151,040	135,437
Food and beverage	33,194	41,891	136,454	124,890
Management fees	6,621	9,410	25,546	24,307
Other hotel expenses	71,241	88,396	284,523	254,265
Impairment loss	—	—	—	30,844
Depreciation and amortization	25,374	36,409	103,895	97,004
Hotel acquisition costs	—	246	—	10,591
Corporate expenses	4,971	5,384	23,072	21,095
Total operating expenses	179,974	227,984	724,530	698,433
Operating profit	21,493	31,248	75,158	28,454
Other Expenses (Income):
Interest income	(1,724)	(29)	(6,328)	(305)
Interest expense	14,769	17,061	57,279	53,771
Loss (gain) on early extinguishment of debt	1,492	—	1,492	(144)
Total other expenses, net	14,537	17,032	52,443	53,322
Income (loss) from continuing operations before income taxes	6,956	14,216	22,715	(24,868)
Income tax (expense) benefit	(128)	1,400	1,113	6,793
Income (loss) from continuing operations	6,828	15,616	23,828	(18,075)
Income from discontinued operations, net of income taxes	22,727	1,012	25,237	1,483
Net income (loss)	29,555	16,628	49,065	(16,592)
Earnings (loss) earnings per share:
Continuing operations	$0.03	$0.08	$0.12	$(0.10)
Discontinued operations	0.12	0.00	0.13	0.01
Basic and diluted earnings (loss) per share	$0.15	$0.08	$0.25	$(0.09)

Non-GAAP Financial Measures

We use the following non-GAAP financial measures that we believe are useful to investors as key measures of our operating performance: EBITDA, Adjusted EBITDA, FFO and Adjusted FFO. These measures should not be considered in isolation or as a substitute for measures of performance in accordance with GAAP. EBITDA, Adjusted EBITDA, FFO and Adjusted FFO, as calculated by us, may not be comparable to other companies that do not define such terms exactly as the Company.

EBITDA and FFO

EBITDA represents net income excluding: (1) interest expense; (2) provision for income taxes, including income taxes applicable to sale of assets; and (3) depreciation and amortization. We believe EBITDA is useful to an investor in evaluating our operating performance because it helps investors evaluate and compare the results of our operations from period to period by removing the impact of our capital structure (primarily interest expense) and our asset base (primarily depreciation and amortization) from our operating results. In addition, covenants included in our indebtedness use EBITDA as a measure of financial compliance. We also use EBITDA as one measure in determining the value of hotel acquisitions and dispositions.

The Company computes FFO in accordance with standards established by NAREIT, which defines FFO as net income determined in accordance with GAAP, excluding gains or losses from sales of properties and impairment losses, plus depreciation and amortization. The Company believes that the presentation of FFO provides useful information to investors regarding its operating performance because it is a measure of the Company's operations without regard to specified non-cash items, such as real estate depreciation and amortization and gain or loss on sale of assets. The Company also uses FFO as one measure in assessing its results.

Adjustments to EBITDA and FFO

We adjust EBITDA and FFO when evaluating our performance because we believe that the exclusion of certain additional recurring and non-recurring items described below provides useful supplemental information to investors regarding our ongoing operating performance and that the presentation of Adjusted EBITDA and Adjusted FFO, when combined with GAAP net income, EBITDA and FFO, is beneficial to an investor's complete understanding of our operating performance. We adjust EBITDA and FFO for the following items:

•	Non-Cash Ground Rent: We exclude the non-cash expense incurred from the straight line recognition of rent from our ground lease obligations and the non-cash amortization of our favorable lease assets.

•
Non-Cash Amortization of Favorable and Unfavorable Contracts: We exclude the non-cash amortization of the favorable management contract assets recorded in conjunction with our acquisitions of the Westin Washington D.C. City Center, Westin San Diego, and Hilton Burlington and the non-cash amortization of the unfavorable contract liabilities recorded in conjunction with our acquisitions of the Bethesda Marriott Suites, the Chicago Marriott Downtown, the Renaissance Charleston and the Lexington Hotel New York. The amortization of the favorable and unfavorable contracts does not reflect the underlying operating performance of our hotels.

•
Cumulative Effect of a Change in Accounting Principle: Infrequently, the Financial Accounting Standards Board (FASB) promulgates new accounting standards that require the consolidated statement of operations to reflect the cumulative effect of a change in accounting principle. We exclude the effect of these one-time adjustments because they do not reflect its actual performance for that period.

•
Gains or Losses from Early Extinguishment of Debt: We exclude the effect of gains or losses recorded on the early extinguishment of debt because we believe they do not accurately reflect the underlying performance of the Company.

•	Acquisition Costs: We exclude acquisition transaction costs expensed during the period because we believe they do not reflect the underlying performance of the Company.

•
Allerton Loan: In 2012, due to the uncertainty of the timing of the bankruptcy resolution, we excluded both cash interest payments received and the legal costs incurred as a result of the bankruptcy proceedings from our calculation of Adjusted EBITDA and Adjusted FFO. Due to the settlement of the bankruptcy proceedings and amended and restated loan, we commenced recognizing interest income in 2013, which includes the amortization of the difference between the carrying basis of the old loan and face value of the new loan. Cash payments received during 2010 and 2011 that were included in Adjusted EBITDA and Adjusted FFO and reduced the carrying basis of the loan are now deducted from Adjusted EBITDA and Adjusted FFO on a straight-line basis over the anticipated five-year term of the new loan.

•
Other Non-Cash and /or Unusual Items:  From time to time we incur costs or realize gains that we do not believe reflect the underlying performance of the Company. Such items include, but are not limited to, new hotel pre-opening costs, contract termination fees and severance costs. In 2012, we excluded the franchise termination fee paid to Radisson Hotels International, Inc. for the Lexington Hotel New York. In 2013, we excluded the severance costs associated with the departure of our former President and Chief Operating Officer, as well as the write off of unamortized key money, net of a termination payment, related to the termination of the Oak Brook Hills Resort management agreement.

In addition, to derive Adjusted EBITDA we exclude gains or losses on sales of properties and impairment losses because we believe that including them in EBITDA is not consistent with reflecting the ongoing performance of our hotels. Additionally, the gains or losses on sales of properties and impairment losses represent either accelerated depreciation or excess depreciation in previous periods, and depreciation is excluded from EBITDA.

In addition, to derive Adjusted FFO we exclude any fair value adjustments to debt instruments. Specifically, we exclude the impact of the non-cash amortization of the debt premium recorded in conjunction with the acquisition of the JW Marriott Denver at Cherry Creek and fair market value adjustments to the Company's interest rate cap agreement.

The following tables are reconciliations of our U.S. GAAP net income to EBITDA and Adjusted EBITDA (in thousands):

	Fiscal Quarter Ended December 31,		Year Ended December 31,

	2013	2012	2013	2012
Net income (loss)	$29,555	$16,628	$49,065	$(16,592)
Interest expense (1)	14,769	17,061	57,279	56,068
Income tax expense (benefit) (2)	928	(1,242)	(16)	(6,046)
Real estate related depreciation (3)	25,374	37,350	105,655	101,498
EBITDA	70,626	69,797	211,983	134,928
Non-cash ground rent	1,677	2,074	6,787	6,694
Non-cash amortization of favorable and unfavorable contract liabilities, net	(424)	(357)	(1,487)	(1,653)
(Gain) loss on sale of hotel properties	(22,733)	61	(22,733)	(9,479)
Loss (gain) on early extinguishment of debt	1,492	—	1,492	(144)
Acquisition costs	—	246	—	10,591
Reversal of previously recognized Allerton income	(291)	—	(1,163)	—
Allerton loan legal fees	—	476	—	2,493
Write-off of key money	(1,082)	—	(1,082)	—
Franchise termination fee	—	—	—	750
Impairment losses (4)	—	—	—	45,534
Severance costs	—	—	3,065	—
Adjusted EBITDA	$49,265	$72,297	$196,862	$189,714

(1)	Includes $2.3 million of interest expense reported in discontinued operations for the year ended December 31, 2012.

(2)
Includes $0.8 million of income tax expense reported in discontinued operations for the fiscal quarter ended December 31, 2013 and $1.1 million of income tax expense reported in discontinued operations for the year ended December 31, 2013. Includes $0.2 million of income tax expense reported in discontinued operations for the fiscal quarter ended December 31, 2012 and $0.7 million of income tax expense reported in discontinued operations for the year ended December 31, 2012.

(3)
Includes $1.8 million of depreciation expense reported in discontinued operations for the year ended December 31, 2013. Includes $0.9 million of depreciation expense reported in discontinued operations for the quarter ended December 31, 2012 and $4.5 million of depreciation expense reported in discontinued operations for the year ended December 31, 2012.

(4)	Includes impairment losses of $14.7 million reported in discontinued operations for the year ended December 31, 2012.

	Guidance (in 000s)
	Full Year 2014
	Low End	High End
Net income (1)	$69,163	$76,663
Interest expense	59,200	59,100
Income tax expense (benefit)	1,400	4,500
Real estate related depreciation and amortization	95,500	95,000
EBITDA	225,263	235,263
Non-cash ground rent	6,400	6,400
Non-cash amortization of favorable and unfavorable contracts, net	(1,400)	(1,400)
Reversal of previously recognized Allerton income	(1,163)	(1,163)
Pre-opening costs	900	900
Adjusted EBITDA	$230,000	$240,000

(1)	Net income includes approximately $6.6 million of interest income related to the Allerton loan and approximately $21.0 million of corporate expenses.

The following tables are reconciliations of our U.S. GAAP net income to FFO and Adjusted FFO (in thousands):

	Fiscal Quarter Ended December 31,		Year Ended December 31,

	2013	2012	2013	2012
Net income (loss)	$29,555	$16,628	$49,065	$(16,592)
Real estate related depreciation (1)	25,374	37,350	105,655	101,498
Impairment losses (2)	—	—	—	45,534
(Gain) loss on sale of hotel properties	(22,733)	61	(22,733)	(9,479)
FFO	32,196	54,039	131,987	120,961
Non-cash ground rent	1,677	2,074	6,787	6,694
Non-cash amortization of unfavorable contract liabilities, net	(424)	(357)	(1,487)	(1,653)
Loss (gain) on early extinguishment of debt	1,492	—	1,492	(144)
Acquisition costs	—	246	—	10,591
Reversal of previously recognized Allerton income	(291)	—	(1,163)	—
Allerton loan legal fees	—	476	—	2,493
Write-off of key money	(1,082)	—	(1,082)	—
Franchise termination fee	—	—	—	750
Severance costs	—	—	3,065	—
Fair value adjustments to debt instruments	(65)	(28)	(298)	471
Adjusted FFO	$33,503	$56,450	$139,301	$140,163
Adjusted FFO per share	$0.17	$0.29	$0.71	$0.78

(1)
Includes $1.8 million of depreciation expense reported in discontinued operations for the year ended December 31, 2013. Includes $0.9 million of depreciation expense reported in discontinued operations for the quarter ended December 31, 2012 and $4.5 million of depreciation expense reported in discontinued operations for the year ended December 31, 2012.

(2)	Includes impairment losses of $14.7 million reported in discontinued operations in the year ended December 31, 2012.

	Guidance (in 000s)
	Full Year 2014
	Low End	High End
Net income (1)	$69,163	$76,663
Real estate related depreciation and amortization	95,500	95,000
FFO	164,663	171,663
Non-cash ground rent	6,400	6,400
Non-cash amortization of favorable and unfavorable contracts, net	(1,400)	(1,400)
Reversal of previously recognized Allerton income	(1,163)	(1,163)
Pre-opening costs	900	900
Fair value adjustments to debt instruments	(400)	(400)
Adjusted FFO	$169,000	$176,000
Adjusted FFO per share	$0.86	$0.90

(1)	Net income includes approximately $6.6 million of interest income related to the Allerton loan and approximately $21.0 million of corporate expenses.

Use and Limitations of Non-GAAP Financial Measures

Our management and Board of Directors use EBITDA, Adjusted EBITDA, FFO and Adjusted FFO to evaluate the performance of our hotels and to facilitate comparisons between us and other lodging REITs, hotel owners who are not REITs and other capital intensive companies. The use of these non-GAAP financial measures has certain limitations. These non-GAAP financial measures as presented by us, may not be comparable to non-GAAP financial measures as calculated by other real estate companies. These measures do not reflect certain expenses or expenditures that we incurred and will incur, such as depreciation, interest and capital expenditures. We compensate for these limitations by separately considering the impact of these excluded items to the extent they are material to operating decisions or assessments of our operating performance. Our reconciliations to the most comparable GAAP financial measures, and our consolidated statements of operations and cash flows, include interest expense, capital expenditures, and other excluded items, all of which should be considered when evaluating our performance, as well as the usefulness of our non-GAAP financial measures.

These non-GAAP financial measures are used in addition to and in conjunction with results presented in accordance with GAAP. They should not be considered as alternatives to operating profit, cash flow from operations, or any other operating performance measure prescribed by GAAP. These non-GAAP financial measures reflect additional ways of viewing our operations that we believe, when viewed with our GAAP results and the reconciliations to the corresponding GAAP financial measures, provide a more complete understanding of factors and trends affecting our business than could be obtained absent this disclosure. We strongly encourage investors to review our financial information in its entirety and not to rely on a single financial measure.

Certain Definitions
In this release, when we discuss “Hotel Adjusted EBITDA,” we exclude from Hotel EBITDA the non-cash expense incurred by the hotels due to the straight lining of the rent from our ground lease obligations, the non-cash amortization of our favorable lease assets and other contracts, the non-cash amortization of the unfavorable contract liabilities recorded in conjunction with the acquisitions of the Bethesda Marriott Suites, the Chicago Marriott Downtown, the Renaissance Charleston and the Lexington Hotel New York. Hotel EBITDA represents hotel net income excluding: (1) interest expense; (2) income taxes; and (3) depreciation and amortization. Hotel Adjusted EBITDA margins are calculated as Hotel Adjusted EBITDA divided by total hotel revenues. Net debt is calculated as total debt outstanding less unrestricted cash.

DIAMONDROCK HOSPITALITY COMPANY
HOTEL OPERATING DATA
Schedule of Property Level Results
(in thousands)
(unaudited)

	Quarter Ended December 31,			Year Ended December 31,
		Pro Forma	%		Pro Forma	%
	2013	2012 (1)	Change	2013	2012 (2)	Change
Revenues:
Rooms	$142,864	$134,365	6.3%	$558,751	$552,568	1.1%
Food and beverage	47,239	45,148	4.6%	193,043	181,891	6.1%
Other	11,364	11,258	0.9%	47,894	44,998	6.4%
Total revenues	201,467	190,771	5.6%	799,688	779,457	2.6%
Operating Expenses:
Rooms departmental expenses	$38,573	$34,347	12.3%	$151,040	$144,111	4.8%
Food and beverage departmental expenses	33,194	31,445	5.6%	136,454	129,361	5.5%
Other direct departmental	5,092	4,896	4.0%	21,933	20,941	4.7%
General and administrative	16,903	15,151	11.6%	64,204	61,759	4.0%
Utilities	6,466	6,675	(3.1)%	28,163	27,764	1.4%
Repairs and maintenance	9,457	8,511	11.1%	36,808	34,670	6.2%
Sales and marketing	18,060	16,076	12.3%	67,582	66,728	1.3%
Base management fees	4,949	4,973	(0.5)%	19,324	19,745	(2.1)%
Incentive management fees	1,672	1,834	(8.8)%	6,222	5,557	12.0%
Property taxes	9,324	8,775	6.3%	40,045	36,462	9.8%
Ground rent	3,746	3,513	6.6%	14,985	14,603	2.6%
Other fixed expenses	3,277	3,008	8.9%	11,886	10,856	9.5%
Total hotel operating expenses	$150,713	$139,204	8.3%	$598,646	$572,557	4.6%
Hotel EBITDA	50,754	51,567	(1.6)%	201,042	206,900	(2.8)%
Non-cash ground rent	1,677	1,583	5.9%	6,787	6,783	0.1%
Non-cash amortization of unfavorable contract liabilities	(424)	(317)	33.8%	(1,487)	(1,409)	5.5%
Hotel Adjusted EBITDA	$52,007	$52,833	(1.6)%	$206,342	$212,274	(2.8)%

(1)
Pro forma to (a) include the operating results of the Company’s Marriott-managed hotels from October 6, 2012 to December 31, 2012 and all other hotels from October 1, 2012 to December 31, 2012, (b) assume the hotels acquired in 2012 were owned as of January 1, 2012, and (c) exclude the operating results of hotels sold.

(2)	Pro forma to (a) assume the hotels acquired in 2012 were owned as of January 1, 2012, and (b) exclude the operating results of hotels sold.

Market Capitalization as of December 31, 2013
(in thousands, except per share data)
Enterprise Value

Common equity capitalization (at December 31, 2013 closing price of $11.55/share)	$2,265,302
Consolidated debt	1,091,861
Cash and cash equivalents	(144,584)
Total enterprise value	$3,212,579
Share Reconciliation

Common shares outstanding	195,471
Unvested restricted stock held by management and employees	583
Share grants under deferred compensation plan held by directors	76
Combined shares outstanding	196,130

Debt Summary as of December 31, 2013
(dollars in thousands)
Property	Interest Rate	Term	Outstanding Principal	Maturity
Courtyard Manhattan / Midtown East	8.810%	Fixed	$41,530	October 2014
Salt Lake City Marriott Downtown	4.250%	Fixed	62,771	November 2020
Courtyard Manhattan / Fifth Avenue	6.480%	Fixed	49,591	June 2016
Los Angeles Airport Marriott	5.300%	Fixed	82,600	July 2015
Frenchman’s Reef Marriott	5.440%	Fixed	57,671	August 2015
Renaissance Worthington	5.400%	Fixed	53,804	July 2015
Orlando Airport Marriott	5.680%	Fixed	56,778	January 2016
Chicago Marriott Downtown	5.975%	Fixed	208,417	April 2016
Hilton Minneapolis	5.464%	Fixed	94,874	May 2021
JW Marriott Denver at Cherry Creek	6.470%	Fixed	39,692	July 2015
Lexington Hotel New York	LIBOR + 3.00	Variable	170,368	March 2015
Westin Washington D.C. City Center	3.990%	Fixed	72,421	January 2023
The Lodge at Sonoma	3.960%	Fixed	30,607	April 2023
Westin San Diego	3.940%	Fixed	70,194	April 2023
Debt premium (1)			543
Total mortgage debt			$1,091,861

Senior unsecured credit facility	LIBOR + 1.90	Variable	-	January 2017
Total debt			$1,091,861

(1)	Non-cash GAAP adjustment recorded upon the assumption of the mortgage loan secured by the JW Marriott Denver Cherry Creek in 2011.

Pro Forma Operating Statistics – Fourth Quarter (1)
	ADR			Occupancy			RevPAR			Hotel Adjusted EBITDA Margin
	4Q 2013	4Q 2012	B/(W)	4Q 2013	4Q 2012	B/(W)	4Q 2013	4Q 2012	B/(W)	4Q 2013	4Q 2012	B/(W)
Atlanta Alpharetta Marriott	$148.33	$138.92	6.8%	69.0%	64.8%	4.2%	$102.37	$89.99	13.8%	37.41%	27.95%	946 bps
Bethesda Marriott Suites	$152.65	$167.73	(9.0)%	66.9%	60.8%	6.1%	$102.19	$102.04	0.1%	23.43%	24.08%	-65 bps
Boston Westin	$235.69	$226.21	4.2%	64.4%	63.1%	1.3%	$151.71	$142.83	6.2%	26.14%	25.28%	86 bps
Hilton Boston Downtown	$246.06	$228.79	7.5%	71.7%	63.2%	8.5%	$176.35	$144.58	22.0%	28.36%	26.56%	180 bps
Hilton Burlington	$153.42	$146.53	4.7%	70.5%	71.1%	(0.6)%	$108.16	$104.24	3.8%	35.57%	33.10%	247 bps
Renaissance Charleston	$194.86	$171.36	13.7%	86.7%	83.7%	3.0%	$168.96	$143.36	17.9%	37.01%	31.34%	567 bps
Hilton Garden Inn Chelsea	$258.71	$262.00	(1.3)%	93.9%	98.5%	(4.6)%	$242.95	$258.15	(5.9)%	48.34%	50.80%	-246 bps
Chicago Marriott	$207.30	$205.61	0.8%	75.0%	74.9%	0.1%	$155.51	$153.95	1.0%	23.48%	26.61%	-313 bps
Chicago Conrad	$223.92	$228.29	(1.9)%	77.8%	79.9%	(2.1)%	$174.24	$182.38	(4.5)%	34.46%	30.07%	439 bps
Courtyard Denver Downtown	$167.12	$160.72	4.0%	78.8%	81.8%	(3.0)%	$131.75	$131.41	0.3%	43.53%	44.75%	-122 bps
Courtyard Fifth Avenue	$304.14	$315.61	(3.6)%	88.4%	96.5%	(8.1)%	$268.83	$304.67	(11.8)%	30.00%	39.29%	-929 bps
Courtyard Midtown East	$307.83	$308.72	(0.3)%	88.3%	89.5%	(1.2)%	$271.68	$276.28	(1.7)%	41.16%	40.48%	68 bps
Frenchman's Reef	$227.75	$211.33	7.8%	76.3%	72.9%	3.4%	$173.68	$154.00	12.8%	16.11%	13.25%	286 bps
JW Marriott Denver Cherry Creek	$234.65	$229.00	2.5%	78.6%	77.8%	0.8%	$184.49	$178.06	3.6%	30.13%	28.99%	114 bps
Los Angeles Airport Marriott	$112.63	$107.68	4.6%	82.8%	83.0%	(0.2)%	$93.22	$89.40	4.3%	13.32%	15.57%	-225 bps
Hilton Minneapolis	$147.35	$150.08	(1.8)%	64.2%	67.9%	(3.7)%	$94.60	$101.93	(7.2)%	22.63%	27.18%	-455 bps
Oak Brook Hills Resort	$120.94	$119.53	1.2%	42.1%	45.7%	(3.6)%	$50.94	$54.60	(6.7)%	(10.10)%	2.41%	-1251 bps
Orlando Airport Marriott	$96.68	$98.78	(2.1)%	76.6%	70.3%	6.3%	$74.07	$69.45	6.7%	24.80%	23.06%	174 bps
Hotel Rex	$181.95	$182.92	(0.5)%	83.2%	79.4%	3.8%	$151.38	$145.20	4.3%	27.24%	35.85%	-861 bps
Salt Lake City Marriott	$138.71	$123.70	12.1%	58.8%	60.6%	(1.8)%	$81.59	$75.01	8.8%	23.79%	24.63%	-84 bps
The Lodge at Sonoma	$250.39	$229.58	9.1%	69.4%	69.9%	(0.5)%	$173.77	$160.44	8.3%	25.71%	22.63%	308 bps
Torrance Marriott South Bay	$115.36	$110.81	4.1%	85.8%	77.5%	8.3%	$99.00	$85.92	15.2%	22.98%	25.76%	-278 bps
Vail Marriott	$296.20	$250.41	18.3%	55.6%	50.6%	5.0%	$164.69	$126.76	29.9%	30.01%	19.83%	1018 bps
Lexington Hotel New York	$268.22	$232.56	15.3%	87.7%	95.5%	(7.8)%	$235.30	$222.18	5.9%	28.59%	44.90%	-1631 bps
Westin San Diego	$150.16	$144.22	4.1%	69.5%	74.7%	(5.2)%	$104.29	$107.66	(3.1)%	19.62%	26.00%	-638 bps
Westin Washington D.C. City Center	$203.40	$194.98	4.3%	60.0%	68.0%	(8.0)%	$121.98	$132.67	(8.1)%	28.26%	30.63%	-237 bps
Renaissance Worthington	$169.94	$172.43	(1.4)%	66.4%	61.4%	5.0%	$112.77	$105.88	6.5%	30.19%	28.83%	136 bps
Total	$191.90	$185.22	3.6%	72.4%	72.6%	(0.2)%	$139.01	$134.39	3.4%	25.77%	27.67%	-190 bps
Total Excluding Torrance (2)	$194.12	$187.04	3.8%	72.1%	72.4%	(0.3)%	$139.98	$135.50	3.3%	25.81%	27.69%	-188 bps

(1)
The pro forma operating data includes the operating results for each of the Company’s hotels assuming they were owned since January 1, 2012. 4Q 2012 includes the operating results of the Company’s Marriott-managed hotels from October 6, 2012 to December 31, 2012 (87 days) and all other hotels from October 1, 2012 to December 31, 2012.

(2)	Excludes the Torrance Marriott South Bay that was sold during 2013.

Pro Forma Operating Statistics – Full Year (1)
	ADR			Occupancy			RevPAR			Hotel Adjusted EBITDA Margin
	YTD 2013	YTD 2012	B/(W)	YTD 2013	YTD 2012	B/(W)	YTD 2013	YTD 2012	B/(W)	YTD 2013	YTD 2012	B/(W)
Atlanta Alpharetta Marriott	$148.12	$139.59	6.1%	73.8%	66.0%	7.8%	$109.37	$92.11	18.7%	34.72%	29.90%	482 bps
Bethesda Marriott Suites	$161.18	$166.08	(3.0)%	61.9%	64.8%	(2.9)%	$99.71	$107.69	(7.4)%	23.00%	26.08%	-308 bps
Boston Westin	$207.60	$203.85	1.8%	74.5%	73.3%	1.2%	$154.60	$149.46	3.4%	24.59%	23.39%	120 bps
Hilton Boston Downtown	$226.68	$220.59	2.8%	80.4%	76.0%	4.4%	$182.26	$167.68	8.7%	31.89%	35.92%	-403 bps
Hilton Burlington	$159.43	$156.57	1.8%	74.1%	73.8%	0.3%	$118.16	$115.55	2.3%	39.87%	37.13%	274 bps
Renaissance Charleston	$191.27	$180.50	6.0%	87.5%	85.1%	2.4%	$167.31	$153.58	8.9%	35.05%	34.36%	69 bps
Hilton Garden Inn Chelsea	$231.99	$217.77	6.5%	95.9%	96.1%	(0.2)%	$222.51	$209.30	6.3%	45.34%	44.02%	132 bps
Chicago Marriott	$205.83	$200.80	2.5%	76.2%	74.1%	2.1%	$156.86	$148.78	5.4%	23.40%	23.50%	-10 bps
Chicago Conrad	$217.76	$212.28	2.6%	81.6%	80.6%	1.0%	$177.61	$171.18	3.8%	32.14%	29.52%	262 bps
Courtyard Denver Downtown	$168.42	$159.29	5.7%	83.4%	84.6%	(1.2)%	$140.47	$134.83	4.2%	44.89%	45.46%	-57 bps
Courtyard Fifth Avenue	$277.14	$274.04	1.1%	80.1%	91.7%	(11.6)%	$221.92	$251.29	(11.7)%	21.68%	30.96%	-928 bps
Courtyard Midtown East	$275.73	$269.79	2.2%	82.3%	86.7%	(4.4)%	$226.81	$233.91	(3.0)%	31.66%	34.59%	-293 bps
Frenchman's Reef	$239.69	$228.17	5.0%	82.1%	78.7%	3.4%	$196.78	$179.48	9.6%	20.09%	19.51%	58 bps
JW Marriott Denver Cherry Creek	$239.27	$227.24	5.3%	80.4%	76.4%	4.0%	$192.39	$173.69	10.8%	30.38%	29.72%	66 bps
Los Angeles Airport Marriott	$113.33	$109.11	3.9%	86.5%	86.7%	(0.2)%	$98.09	$94.64	3.6%	19.33%	18.49%	84 bps
Hilton Minneapolis	$145.56	$143.19	1.7%	72.3%	72.6%	(0.3)%	$105.21	$103.99	1.2%	26.86%	27.12%	-26 bps
Oak Brook Hills Resort	$122.44	$120.39	1.7%	56.8%	56.6%	0.2%	$69.55	$68.12	2.1%	8.78%	9.69%	-91 bps
Orlando Airport Marriott	$99.85	$103.82	(3.8)%	75.5%	72.2%	3.3%	$75.38	$74.97	0.5%	23.29%	23.53%	-24 bps
Hotel Rex	$187.88	$178.93	5.0%	84.4%	84.8%	(0.4)%	$158.66	$151.72	4.6%	30.99%	36.58%	-559 bps
Salt Lake City Marriott	$142.26	$134.07	6.1%	67.1%	66.4%	0.7%	$95.51	$89.07	7.2%	31.54%	29.64%	190 bps
The Lodge at Sonoma	$254.13	$235.86	7.7%	74.2%	72.1%	2.1%	$188.52	$170.05	10.9%	25.71%	21.81%	390 bps
Torrance Marriott South Bay	$116.79	$110.53	5.7%	84.4%	83.5%	0.9%	$98.57	$92.25	6.9%	25.13%	26.07%	-94 bps
Vail Marriott	$243.94	$225.47	8.2%	67.7%	63.7%	4.0%	$165.25	$143.72	15.0%	30.21%	27.82%	239 bps
Lexington Hotel New York	$224.92	$205.70	9.3%	62.4%	94.8%	(32.4)%	$140.26	$195.01	(28.1)%	9.03%	35.99%	-2696 bps
Westin San Diego	$153.50	$149.32	2.8%	82.7%	79.3%	3.4%	$126.98	$118.40	7.2%	29.72%	30.03%	-31 bps
Westin Washington D.C. City Center	$192.13	$193.77	(0.8)%	73.5%	73.2%	0.3%	$141.19	$141.93	(0.5)%	31.35%	34.44%	-309 bps
Renaissance Worthington	$170.73	$161.04	6.0%	65.4%	68.3%	(2.9)%	$111.70	$109.93	1.6%	30.68%	29.26%	142 bps
Total	$181.03	$175.71	3.0%	75.5%	76.6%	(1.1)%	$136.62	$134.62	1.5%	25.79%	27.20%	-141 bps
Total Excluding Torrance (2)	$183.85	$178.50	3.0%	75.1%	76.3%	(1.2)%	$138.11	$136.27	1.4%	25.80%	27.23%	-143 bps
Total Excluding NY Renovations and Torrance (3)	$176.37	$170.43	3.5%	75.7%	74.4%	1.3%	$133.56	$126.79	5.3%	26.60%	26.15%	45 bps

(1)	The pro forma operating data includes the operating results for each of the Company’s hotels assuming they were owned since January 1, 2012.

(2)	Excludes the Torrance Marriott South Bay that was sold during 2013.

(3)
Excludes three hotels in New York City under renovation during the year ended December 31, 2013; the Lexington Hotel New York, Courtyard Manhattan Midtown East and Courtyard Fifth Avenue as well as the Torrance Marriott South Bay that was sold during 2013.

Hotel Adjusted EBITDA Reconciliation
	Fourth Quarter 2013
			Plus:	Plus:	Plus:	Equals:
	Total Revenues	Net Income / (Loss)	Depreciation	Interest Expense	Non-Cash Adjustments (1)	Hotel Adjusted EBITDA
Atlanta Alpharetta Marriott	$4,306	$1,207	$404	$—	$—	$1,611
Bethesda Marriott Suites	$3,743	$(1,028)	$371	$—	$1,534	$877
Boston Westin	$18,768	$2,743	$2,160	$—	$3	$4,906
Hilton Boston Downtown	$6,371	$255	$1,510	$—	$42	$1,807
Hilton Burlington	$3,365	$325	$849	$—	$23	$1,197
Renaissance Charleston	$3,207	$814	$405	$—	$(32)	$1,187
Hilton Garden Inn Chelsea	$3,879	$1,373	$502	$—	$—	$1,875
Chicago Marriott	$24,959	$395	$2,627	$3,233	$(395)	$5,860
Chicago Conrad	$6,655	$1,335	$958	$—	$—	$2,293
Courtyard Denver Downtown	$2,325	$743	$269	$—	$—	$1,012
Courtyard Fifth Avenue	$4,597	$45	$430	$852	$52	$1,379
Courtyard Midtown East	$8,198	$1,719	$679	$976	$—	$3,374
Frenchman's Reef	$13,868	$(193)	$1,601	$826	$—	$2,234
JW Marriott Denver Cherry Creek	$5,595	$591	$515	$580	$—	$1,686
Los Angeles Airport Marriott	$13,950	$(404)	$1,127	$1,135	$—	$1,858
Minneapolis Hilton	$11,462	$(587)	$1,963	$1,351	$(133)	$2,594
Oak Brook Hills Resort	$4,376	$(1,059)	$510	$—	$107	$(442)
Orlando Airport Marriott	$5,251	$(321)	$794	$829	$—	$1,302
Hotel Rex	$1,520	$181	$233	$—	$—	$414
Salt Lake City Marriott	$5,869	$17	$755	$624	$—	$1,396
The Lodge at Sonoma	$5,375	$694	$372	$316	$—	$1,382
Vail Marriott	$7,104	$1,524	$608	$—	$—	$2,132
Lexington Hotel New York	$16,444	$(172)	$3,132	$1,781	$(40)	$4,701
Westin San Diego	$5,908	$(726)	$1,124	$715	$46	$1,159
Westin Washington D.C. City Center	$5,754	$1	$802	$778	$45	$1,626
Renaissance Worthington	$8,618	$1,172	$675	$753	$2	$2,602
Total (2)	$201,467	$10,644	$25,375	$14,749	$1,254	$52,007

(1)
The non-cash adjustments include expenses incurred by the hotels due to the straight lining of the rent from ground lease obligations, the non-cash amortization of favorable lease assets, and the non-cash amortization of unfavorable contract liabilities.

(2)	Excludes the Torrance Marriott South Bay that was sold during 2013.

Pro Forma Hotel Adjusted EBITDA Reconciliation
	Fourth Quarter 2012 (1)
			Plus:	Plus:	Plus:	Equals:
	Total Revenues	Net Income / (Loss)	Depreciation	Interest Expense	Non-Cash Adjustments (2)	Hotel Adjusted EBITDA
Atlanta Alpharetta Marriott	$3,664	$652	$372	$—	$—	$1,024
Bethesda Marriott Suites	$3,443	$(1,115)	$479	$—	$1,465	$829
Boston Westin	$18,369	$2,704	$1,938	$—	$2	$4,644
Hilton Boston Downtown	$5,256	$(391)	$1,745	$—	$42	$1,396
Hilton Burlington	$3,281	$32	$1,031	$—	$23	$1,086
Renaissance Charleston	$2,572	$479	$356	$—	$(29)	$806
Hilton Garden Inn Chelsea	$4,142	$1,667	$437	$—	$—	$2,104
Chicago Marriott	$24,452	$702	$3,128	$3,041	$(365)	$6,506
Chicago Conrad	$6,758	$1,184	$848	$—	$—	$2,032
Courtyard Denver Downtown	$2,297	$789	$239	$—	$—	$1,028
Courtyard Fifth Avenue	$4,953	$810	$283	$805	$48	$1,946
Courtyard Midtown East	$7,754	$1,665	$535	$939	$—	$3,139
Frenchman's Reef	$12,977	$(598)	$1,535	$783	$—	$1,720
JW Marriott Denver Cherry Creek	$5,160	$494	$435	$567	$—	$1,496
Los Angeles Airport Marriott	$12,681	$(403)	$1,316	$1,061	$—	$1,974
Minneapolis Hilton	$12,169	$402	$1,771	$1,303	$(169)	$3,307
Oak Brook Hills Resort	$4,270	$(76)	$68	$—	$111	$103
Orlando Airport Marriott	$4,640	$(431)	$716	$785	$—	$1,070
Hotel Rex	$1,470	$253	$274	$—	$—	$527
Salt Lake City Marriott	$5,229	$215	$690	$383	$—	$1,288
The Lodge at Sonoma	$4,433	$660	$343	$—	$—	$1,003
Vail Marriott	$5,382	$513	$554	$—	$—	$1,067
Lexington Hotel New York	$15,336	$(850)	$5,884	$1,808	$44	$6,886
Westin San Diego	$6,192	$265	$1,298	$—	$47	$1,610
Westin Washington D.C. City Center	$6,235	$341	$1,523	$—	$46	$1,910
Renaissance Worthington	$7,656	$826	$664	$715	$2	$2,207
Total (3)	$190,771	$10,789	$28,462	$12,190	$1,267	$52,833

(1)
The pro forma operating data includes the operating results for each the Company’s hotels assuming they were owned as of January 1, 2012 and includes the operating results of the Company’s Marriott-managed hotels from October 6, 2012 to December 31, 2012 and all other hotels from October 1, 2012 to December 31, 2012.

(2)
The non-cash adjustments include expenses incurred by the hotels due to the straight lining of the rent from ground lease obligations, the non-cash amortization of our favorable lease assets and the non-cash amortization of our unfavorable contract liabilities.

(3)	Excludes the Torrance Marriott South Bay that was sold during 2013.

Hotel Adjusted EBITDA Reconciliation
	Full Year 2013
			Plus:	Plus:	Plus:	Equals:
	Total Revenues	Net Income / (Loss)	Depreciation	Interest Expense	Non-Cash Adjustments (1)	Hotel Adjusted EBITDA
Atlanta Alpharetta Marriott	$17,976	$4,620	$1,622	$—	$—	$6,242
Bethesda Marriott Suites	$13,992	$(4,616)	$1,628	$—	$6,206	$3,218
Boston Westin	$76,126	$10,175	$8,532	$—	$9	$18,716
Hilton Boston Downtown	$26,356	$2,418	$5,819	$—	$167	$8,404
Hilton Burlington	$14,252	$2,215	$3,376	$—	$91	$5,682
Renaissance Charleston	$12,410	$2,880	$1,596	$—	$(126)	$4,350
Hilton Garden Inn Chelsea	$14,081	$4,328	$2,056	$—	$—	$6,384
Chicago Marriott	$100,380	$(269)	$12,490	$12,851	$(1,587)	$23,485
Chicago Conrad	$26,706	$4,825	$3,759	$—	$—	$8,584
Courtyard Denver Downtown	$9,770	$3,329	$1,057	$—	$—	$4,386
Courtyard Fifth Avenue	$15,085	$(1,953)	$1,614	$3,396	$213	$3,270
Courtyard Midtown East	$26,875	$2,048	$2,553	$3,908	$—	$8,509
Frenchman's Reef	$62,439	$2,777	$6,465	$3,299	$—	$12,541
JW Marriott Denver Cherry Creek	$22,139	$2,376	$2,001	$2,349	$—	$6,726
Los Angeles Airport Marriott	$58,608	$1,729	$5,099	$4,503	$—	$11,331
Minneapolis Hilton	$50,097	$809	$7,779	$5,401	$(532)	$13,457
Oak Brook Hills Resort	$22,412	$271	$1,265	$—	$431	$1,967
Orlando Airport Marriott	$20,365	$(1,689)	$3,126	$3,305	$—	$4,742
Hotel Rex	$6,274	$1,017	$927	$—	$—	$1,944
Salt Lake City Marriott	$26,117	$3,450	$2,982	$1,806	$—	$8,238
The Lodge at Sonoma	$21,355	$3,030	$1,475	$986	$—	$5,491
Vail Marriott	$29,432	$6,471	$2,421	$—	$—	$8,892
Lexington Hotel New York	$39,757	$(15,427)	$12,142	$6,824	$52	$3,591
Westin San Diego	$28,095	$1,682	$4,309	$2,171	$187	$8,349
Westin Washington D.C. City Center	$25,981	$(188)	$5,034	$3,116	$182	$8,144
Renaissance Worthington	$32,608	$4,223	$2,768	$3,006	$8	$10,005
Total (2)	$799,688	$40,531	$103,895	$56,921	$5,301	$206,342
Total Excluding NY Renovations (3)	$717,971	$55,863	$87,586	$42,793	$5,036	$190,972

(1)
The non-cash adjustments include expenses incurred by the hotels due to the straight lining of the rent from ground lease obligations, the non-cash amortization of favorable lease assets, and the non-cash amortization of unfavorable contract liabilities.

(2)	Excludes the Torrance Marriott South Bay that was sold during 2013.

(3)	Excludes three hotels in New York City under renovation during the year ended December 31, 2013; the Lexington Hotel New York, Courtyard Manhattan Midtown East and Courtyard Fifth Avenue.

Pro Forma Hotel Adjusted EBITDA Reconciliation
	Full Year 2012 (1)
			Plus:	Plus:	Plus:	Equals:
	Total Revenues	Net Income / (Loss)	Depreciation	Interest Expense	Non-Cash Adjustments (2)	Hotel Adjusted EBITDA
Atlanta Alpharetta Marriott	$15,340	$3,237	$1,350	$—	$—	$4,587
Bethesda Marriott Suites	$14,928	$(4,447)	$2,073	$—	$6,267	$3,893
Boston Westin	$72,755	$8,312	$8,700	$—	$7	$17,019
Hilton Boston Downtown	$24,225	$2,864	$5,671	$—	$167	$8,702
Hilton Burlington	$14,000	$1,758	$3,349	$—	$91	$5,198
Renaissance Charleston	$11,379	$2,512	$1,524	$—	$(126)	$3,910
Hilton Garden Inn Chelsea	$13,387	$3,999	$1,894	$—	$—	$5,893
Chicago Marriott	$96,735	$(1,663)	$12,978	$13,003	$(1,581)	$22,737
Chicago Conrad	$25,580	$4,083	$3,469	$—	$—	$7,552
Courtyard Denver Downtown	$9,393	$3,067	$1,028	$175	$—	$4,270
Courtyard Fifth Avenue	$17,202	$(17)	$1,693	$3,443	$207	$5,326
Courtyard Midtown East	$27,787	$3,291	$2,372	$3,949	$—	$9,612
Frenchman's Reef	$55,752	$1,086	$6,421	$3,372	$—	$10,879
JW Marriott Denver Cherry Creek	$20,076	$1,686	$1,867	$2,414	$—	$5,967
Los Angeles Airport Marriott	$56,728	$173	$5,800	$4,514	$—	$10,487
Minneapolis Hilton	$49,075	$835	$7,622	$5,524	$(671)	$13,310
Oak Brook Hills Resort	$21,946	$(863)	$2,504	$—	$486	$2,127
Orlando Airport Marriott	$20,047	$(1,665)	$3,024	$3,359	$—	$4,718
Hotel Rex	$5,960	$1,288	$892	$—	$—	$2,180
Salt Lake City Marriott	$24,136	$2,613	$2,876	$1,664	$—	$7,153
The Lodge at Sonoma	$18,994	$2,637	$1,506	$—	$—	$4,143
Vail Marriott	$25,503	$4,731	$2,363	$—	$—	$7,094
Lexington Hotel New York	$53,905	$(1,238)	$13,798	$6,695	$145	$19,400
Westin San Diego	$26,288	$3,489	$4,217	$—	$189	$7,895
Westin Washington D.C. City Center	$26,196	$3,889	$4,950	$—	$182	$9,021
Renaissance Worthington	$32,140	$3,460	$2,871	$3,061	$11	$9,403
Total (3)	$779,457	$49,117	$106,812	$51,173	$5,374	$212,274
Total Excluding NY Renovations (4)	$680,563	$47,081	$88,949	$37,086	$5,022	$177,936

(1)	The pro forma operating data includes the operating results for each of the Company’s hotels assuming they were owned since January 1, 2012.

(2)
The non-cash adjustments include expenses incurred by the hotels due to the straight lining of the rent from ground lease obligations, the non-cash amortization of our favorable lease assets and the non-cash amortization of our unfavorable contract liabilities.

(3)	Excludes the Torrance Marriott South Bay that was sold during 2013.

(4)	Excludes three hotels in New York City under renovation during the year ended December 31, 2013; the Lexington Hotel New York, Courtyard Manhattan Midtown East and Courtyard Fifth Avenue.